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                                                                    Exhibit 32.2

                          The Boston Beer Company, Inc.

                            Certification Pursuant To
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of The Boston Beer Company, Inc. (the "Company") on Form 10-K for the period ended December 27, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, William F. Urich, Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2004


                                                 /s/ William F. Urich
                                                 -------------------------------
                                                 William F. Urich
                                                 Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of the written statement required by Section 906, has been provided to The Boston Beer Company, Inc. and will be retained by The Boston Beer Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.